EXHIBIT 1.A.(13)(aa)

Pruco Life Insurance Company


|  Insured                                  |  Rider for Policy No.
|                                           |
|_____________________________________      |___________________________________


TERMINATION OF BENEFIT

We agree that the benefit ______________________________________________________
______________________, will end as of ________________________________________.
Then all references in this contract to that benefit will no longer apply. The premium for that benefit will not be payable on or after that date.



                           | RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT
                           |
                           |
                           | Pruco Life Insurance Company,
                           |
                           |
                           | By /s/ DOROTHY K. LIGHT
                           |    -----------------------------
                           |        Secretary
                           |
                           |
                           |
                           | Date                      Attest
                           |____________________________________________________



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PLI 78--82                                                    Printed in U.S.A.
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                                     II-206